Exhibit 10.4

EXHIBIT A

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of this 1st day of November 2002 by and between BIDZ.com, Inc., a California corporation (the “Company”), and David Zinberg, an individual (“Mr. Zinberg”), with respect to the following facts:

R E C I T A L S

A.                                    Mr. Zinberg serves as Chairman of the Board of Directors, Chief Executive Officer, and President of the Company.

B.                                    The Company values the services of Mr. Zinberg and desires to retain those services.

C.                                    The Company and Mr. Zinberg recognize the increasing difficulty in obtaining liability insurance for directors, officers, employees, and agents, the significant increases in the cost of such insurance, and the general reductions in the coverage of such insurance.

D.                                    The Company and Mr. Zinberg further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, and agents to expensive litigation risk at the same time that the availability and coverage of liability insurance has been severely limited.

E.                                      Mr. Zinberg does not regard the current protection available as adequate under the present circumstances, and Mr. Zinberg and other directors, officers, employees, and agents of the Company may not be willing to continue to serve as directors, officers, employees, and agents without additional protection.

F.                                      The Company desires to attract and retain the services of highly qualified individuals, such as Mr. Zinberg, to serve as directors, officers, employees, and agents of the Company and to indemnify its directors, officers, employees, and agents so as to provide them with the maximum protection permitted by law.

G.                                    The Company’s Board of Directors has adopted resolutions approving the indemnification of officers, directors, employees, and agents by the Company to the extent permitted by California General Corporation Law.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                                      Indemnification of Mr. Zinberg for Actions by Third Parties

The Company hereby agrees to indemnify and hold Mr. Zinberg harmless from any liability, claims, damages, losses, expenses, judgments or settlements incurred by him, including but not limited to reasonable attorneys’ fees and costs actually incurred by him and advanced by the Company as they are incurred, resulting from Mr. Zinberg being made a party to, or being threatened to be made a party to, any present or future proceeding (other than an action by, or in the right of the Company, which is addressed in Section 2 of this Agreement), relating to actions Mr. Zinberg has taken which were within the scope of his authority or duties as a director, officer, employee, or agent of the Company, or any subsidiary of the Company, to the extent permitted by California General Corporation Law.  As part of this indemnification agreement, the Company agrees to advance reasonable legal fees and costs to Mr. Zinberg as they are incurred for any actions for which the Company is obligated to indemnify Mr. Zinberg pursuant to the terms of this Agreement. Mr. Zinberg hereby undertakes to repay such amounts advanced only if, and to the extent that, it is ultimately determined that Mr. Zinberg is not entitled to be indemnified by the Company. The advances to be made hereunder will be paid by the Company to Mr. Zinberg within 30 days following delivery of a written request by Mr. Zinberg to the Company. If the Company provides a defense for Mr. Zinberg at its expense pursuant to Section 1 of this Agreement and there is no conflict of interest, then Mr. Zinberg may not seek indemnification from the Company for the fees or costs of any separate counsel which he may engage. If there is a conflict of interest under those circumstances, then Mr. Zinberg may retain separate counsel reasonably satisfactory to the Company and the Company will advance the reasonable legal fees and costs incurred by Mr. Zinberg in such actions if they are covered by the Company’s indemnification obligation under this Agreement.

2.                                      Indemnification of Mr. Zinberg for Actions in the Right of the Company

The Company hereby agrees to indemnify and hold Mr. Zinberg harmless from any liability, claims, damages, losses, expenses, judgments or settlements incurred by him, including but not limited to reasonable attorneys’ fees and costs incurred by him and advanced by the Company as they are incurred, resulting from Mr. Zinberg being made a party to, or being threatened to be made a party to, any proceeding by or in the right of the Company to procure a judgment in its favor by reason of any action taken by Mr. Zinberg as an officer, director or agent of the Company, provided that Mr. Zinberg acted in good faith in a manner he reasonably believed to be in the best interests of the Company and its shareholders; provided further, that such indemnification will be coextensive with and not beyond the scope of the indemnification permitted by California General Corporation Law. As part of this indemnification agreement, the Company agrees to advance reasonable legal fees and costs to Mr. Zinberg as they are incurred for any actions for which the Company is obligated to indemnify Mr. Zinberg pursuant to the terms of this Agreement. Mr. Zinberg hereby undertakes to repay such amounts advanced only if, and to the extent that, it is ultimately determined that Mr. Zinberg is not entitled to be indemnified by the Company. The advances to be made hereunder will be paid by the Company to Mr. Zinberg within 30 days following delivery of a written request by Mr. Zinberg to the Company.

3.                                      Indemnification for Serving as a Witness

Notwithstanding any other provision of this Agreement, to the extent that Mr. Zinberg is, by reason of Mr. Zinberg’s status as a director, officer, employee, or agent of the Company, a witness in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, Mr. Zinberg shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The advances to be made hereunder will be paid by the Company to Mr. Zinberg within 30 days following delivery of a written request by Mr. Zinberg to the Company.

4.                                      Cooperation by Mr. Zinberg

Mr. Zinberg will, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice, in accordance with Section 10 of this Agreement, of any claim made against Mr. Zinberg for which indemnification will or could be sought under this Agreement. Notice to the Company will be directed to the President of the Company.

Additionally, Mr. Zinberg must give the Company such information and cooperation as is within Mr. Zinberg’s power as the Company may reasonably require.

5.                                      Notice to Insurers

If, at the time of the receipt of a notice of a claim pursuant to Section 4 of this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Mr. Zinberg, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

6.                                      Additional Indemnification Rights

6.1                                 Scope

Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Mr. Zinberg to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws, or by statute. In the event of any change in any applicable law, statute, or rule which narrows the right of a California corporation to indemnify a member of its board of directors or its officers, employees, or agents, such change, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, will have no effect on this Agreement or the parties’ rights and obligations under this Agreement.

6.2                                 Nonexclusivity

The indemnification provided by this Agreement will not be deemed exclusive of any rights to which Mr. Zinberg may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the laws of the state of California, or otherwise, both as to action in Mr. Zinberg’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement will continue as to Mr. Zinberg for any action taken or not taken while serving in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action, suit, or other covered proceeding.

7.                                      Partial Indemnification

If Mr. Zinberg is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually or reasonably incurred by him in the investigation, defense, appeal, or settlement of any civil or criminal action, suit, or proceeding, but not, however, for the total amount thereof, the Company will nevertheless indemnify Mr. Zinberg for the portion of such expenses, judgments, fines, or penalties to which Mr. Zinberg is entitled.

8.                                      Exceptions

Notwithstanding any other provision of this Agreement, the Company is not obligated pursuant to the terms of this Agreement:

(a)                                  to indemnify or advance expenses to Mr. Zinberg with respect to the proceedings or claims initiated or brought voluntarily by Mr. Zinberg and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement;

(b)                                 to indemnify or advance expenses to Mr. Zinberg with respect to the any proceeding instituted by Mr. Zinberg to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Mr. Zinberg in such proceeding was not made in good faith or was frivolous;

(c)                                  to indemnify Mr. Zinberg for expenses or liabilities of any type whatsoever which have been paid directly to Mr. Zinberg by an insurance carrier under a policy of officers’ and directors’ liability insurance or other policy of insurance maintained by the Company;

(d)                                 to indemnify Mr. Zinberg for expenses or payment of profits arising from the purchase and sale by Mr. Zinberg of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar successor statute;

(e)                                  to indemnify Mr. Zinberg in any manner which is contrary to public policy or which a court of competent jurisdiction has finally determined to be unlawful;

(f)                                    to indemnify Mr. Zinberg for liabilities in excess of the total amount at which settlement reasonably could have been made, or for any cost or expense incurred by Mr. Zinberg following the time such settlement reasonably could have been effected, if Mr. Zinberg unreasonably delayed, refused, or failed to enter into a settlement of any action, suit, or proceeding (or investigation or appeal thereof) recommended in good faith, in writing, by the Company; or

(g)                                 to indemnify Mr. Zinberg for any breach by Mr. Zinberg of any employment agreement between Mr. Zinberg and the Company or any of its subsidiaries.

9.                                      Directors’ and Officers’ Liability Insurance

The Company will, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees, and agents of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. In all such policies of liability insurance, Mr. Zinberg will be named as an insured in such manner as to provide Mr. Zinberg the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Mr. Zinberg is a director; or of the Company’s officers; if Mr. Zinberg is not a director of the Company but is an officer, or of the Company’s employees, if Mr. Zinberg is not a director or officer but is an employee; or of the Company’s agents, if Mr. Zinberg is not a director, officer, or employee but is an agent. Notwithstanding the foregoing, the Company has no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Mr. Zinberg is covered by similar insurance maintained by a subsidiary or parent of the Company.

10.                               Notice

Notice will deemed to be given by one party to the other parties of this Agreement upon personal delivery by messenger, air courier, express mail or certified registered mail, return receipt requested, or upon facsimile or telegram, or three days after mailing by first class mail by the party giving the notice, addressed to the parties as follows, or to any other address or facsimile numbers provided to the parties in writing in accordance with this Agreement by the party making the change:

If to the Company:	BIDZ.com, Inc.
3562 Eastham Drive
Culver City, California 90232

Attention: David Zinberg, President

If to Mr. Zinberg:	The address of Mr. Zinberg listed below
Mr. Zinberg’s signature to this Agreement.

11.                               Injunctive Relief

11.1                           Damages Inadequate

Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

11.2                           Injunctive Relief

It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge as a defense that there is an adequate remedy at law.

12.                               Waivers

If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

13.                               Successors and Assigns

Each covenant and representation of this Agreement shall inure to the benefit of and be binding upon each of the parties, their personal representatives, attorneys, agents, assigns and other successors in interest.

14.                               Attorneys’ Fees

In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorney’s fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgement costs.

15.                               Entire and Sole Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified only by a written agreement signed by all parties.

16.                               Governing Law

This Agreement shall be construed as a whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of Los Angeles, and venue for any action or proceedings brought with respect to this Agreement shall be in the County of Los Angeles in the State of California.

17.                               Severability

The provisions of this Agreement are meant to be enforced severally so that the determination that one or more provisions are unenforceable or invalid shall not affect or render invalid any other provision of this Agreement, and such other provisions shall continue to be in full force in accordance with their terms.

18.                               Rights Cumulative

All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance of performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

19.                               Captions

The paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

20.                               Legal Holidays

In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a business day in San Diego, California, such action, delivery or payment need not be made on that date, but may be made on the next succeeding business day.

21.                               Counterparts

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

22.                               Parties

This Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein.

23.                               Authority

All signatories to this Agreement do hereby declare that they have the authority to execute this Agreement on behalf of the parties to this Agreement.

THE COMPANY:	BIDZ.COM, INC.

	By	/s/ David Zinberg
David Zinberg, President

	By	/s/ Marina Zinberg
Marina Zinberg, Secretary

MR. ZINBERG:	By	/s/ David Zinberg
David Zinberg

26740 Via Linda
Street Address

Malibu, CA 90265
City, State, and Zip Code